SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)  December 18, 1996

                         BALCOR PENSION INVESTORS - VI
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-14332
-----------------------------------     -----------------------------------
State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3319330
-----------------------------------     -----------------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
-----------------------------------
Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
----------------------------------------------------------------------

Park Central Office Building

In 1987, the Partnership funded a $20,500,000 first mortgage loan collateralized by the Park Central Office Building, De Kalb County, Georgia. The Partnership obtained title to the property through foreclosure in 1988.

On January 20, 1997, the Partnership contracted to sell the property for a sale price of $21,471,000 to an unaffiliated party, Acquiport Park Central, Inc., a Delaware corporation. The purchaser has deposited $215,000 into an escrow account as earnest money. The remaining portion of the sale price will be payable in cash at closing, which is scheduled to occur on February 17, 1997. The closing may be extended at the option of the purchaser to a date no later than February 28, 1997 upon written notice to the Partnership no later than February 14, 1997. From the proceeds of the sale, the Partnership will pay $429,420 as a brokerage commission to an affiliate of the third party providing property management services for the property. The Partnership will receive the remaining proceeds of approximately $21,042,000, less closing costs. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

An affiliate of the Partnership has simultaneously contracted to sell a property to an affiliate of the purchaser.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


ITEM 5.  OTHER EVENTS
------------------------------------

a)  Perimeter 400 Center

As previously reported, the general partnership (the "General Partnership") consisting of the Partnership and three affiliates which owned the Perimeter 400 Center, Fulton County, Georgia, contracted to sell the property for a sale price of $40,700,000 to an unaffiliated party, Devon Properties, Inc., a New York corporation. The purchaser assigned its rights under the agreement of sale to an affiliate, Primrose Properties Associates, L.P., a Delaware limited partnership, and the sale closed on December 18, 1996. From the proceeds of the sale, the General Partnership paid $220,026 in closing costs, $814,000 as a brokerage commission to an affiliate of the third party providing property management services for the property and received the remaining proceeds of approximately $39,666,000. Of such proceeds, $1,750,000 will be retained by the General Partnership and will not be available for use or distribution by the General Partnership until nine months after the closing. The Partnership's share of the total proceeds will be approximately $19,833,000.

b)  Symphony Woods Office Center

In 1985, the Partnership funded a $10,500,000 first mortgage loan collateralized by the Symphony Woods Office Center, Columbia, Maryland. The Partnership subsequently funded an additional $1,400,000 for a total funding of the loan of $11,900,000. The Partnership obtained title to the property through a foreclosure sale in 1991.

On December 26, 1996, the Partnership contracted to sell the property for a sale price of $7,275,000 to an unaffiliated party, 5950 SWR Corporation, a Delaware corporation. The sale closed on December 31, 1996. From the proceeds of the sale, the Partnership paid $106,336 in closing costs and $145,500 as a brokerage commission to an affiliate of the third party providing property management services for the property. The Partnership received the remaining proceeds of approximately $7,023,000. Of such proceeds, $16,396 has been placed in escrow pending resolution of certain tenant related matters.
Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
----------------------------------------------------------------------

     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) Agreement of Sale and attachment thereto relating to the sale of the Park Central Office Building, De Kalb County, Georgia.

          (99) Agreement of Sale and attachment thereto relating to the sale of the Symphony Woods Office Center, Columbia, Maryland.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.

Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BALCOR PENSION  INVESTORS-VI

                         By: Balcor Mortgage Advisors-VI, an Illinois general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ Jerry M. Ogle
                              ------------------------------------
                                   Jerry M. Ogle, Managing
                                   Director and General Counsel

Dated:  February 4, 1997